Data as of 10/31/14

Manager’s Commentary

Market Review

The Chinese/Hong Kong equity market stabilized in October and edged higher towards month end. “Occupy Central” had largely faded into the background and the market sell-off on the delay of the Shanghai/Hong Kong mutual access scheme was short-lived. HSBC’s China Purchasing Managers’ Index (“PMI”) was 50.4, slightly better than the consensus of 50.2, for October. Although a number of large caps, notably banks, mobile operators, oil and auto stocks delivered relatively disappointing results, they have been offset by better than expected results from insurers and airlines. Investors have focused on government stimulus, restructuring of state-owned enterprises, such as the railway and Independent Power Producer (“IPP”) sectors, and stabilizing signs in the property market.

In Taiwan, the macro environment remains positive, despite falling financial markets and food safety issues which compromised consumer confidence in September. September’s export growth slowed to 4.7% year-on-year but stayed on a healthy track; the growth of exports to the United States was the largest contributor at 8.8% year-on-year — largely helped by Apple product launches.

Fund Review

The China Fund, Inc. (the “Fund”) underperformed the MSCI Global Dragon Index (the “benchmark index”) for the month. Stock selection in the consumer discretionary sector was the largest detractor from relative returns, while the overweight in consumer discretionary contributed. Two of the largest contributors for the month were Hermes Microvision, a developer and manufacturer of silicon wafer inspection tools based in Taiwan, and CSR Corp, China’s largest train manufacturer. The Hermes share price was driven by strong orders for its 14 nanometer and 20 nanometer DRAM inspection tools, as well as increased capital expenditure from Taiwan Semiconductor Manufacturing (“TSMC”). With respect to CSR Corp, the share price was lifted by the increased potential of export orders and on news of the potential merger with China CNR Corp. Conversely, the main detractors for the month were Tong Hsing Electronic Industries, a leading supplier of ceramic substrates for LED lighting based in Taiwan and Beijing Enterprise, an integrated public utilities company in China. The share price of Tong Hsing was undermined by disappointing third quarter results, however we believe that growth will return because of an expansion into new products next year. The share price of Beijing Enterprise was undermined by the de-rating on the natural gas sector this year. However, we expect the transmission business will recover in the second half of 2014 and 2015.

Key Transactions

The key transaction for the month was to increase the exposure to Goldpac, a producer of credit cards in China, on share price weakness. We believe the company continues to have good sales momentum for the second half of 2014.

Outlook

Hong Kong/China equities will continue to range trade in the short term. Liquidity easing by the People’s Bank of China will continue to underpin Chinese equities. The latest decline in interbank interest rates will ease financial pressures for Chinese companies. We expect the cash flows of Chinese companies to show some improvement given the decreased interbank interest rates combined with tighter controls on capital expenditures and operating costs. Easing of mortgage lending rules is also likely to trigger a recovery of the property market although working through current inventories may still take time. Reform initiatives have pointed in the right direction, the key remaining to be the pace of the implementation and their overall effectiveness. Investors are generally skeptical of reform, hence any significant progress may surprise the market on the upside.

Meanwhile, the global economy is showing a mixed picture with the deterioration of the European economy and the expansion of monetary easing in Japan. It appears that the timing of a US interest rate hike will be pushed back again. This should help support the Hong Kong property market although prolonged US dollar appreciation could be negative to property prices through the further erosion of Hong Kong's competitiveness.

In the fourth quarter, local elections and the healthy economic environment in Taiwan are still positive factors to bolster the Taiwan market. Amid the market uncertainties in October, we maintain our approach of picking quality stocks and others with better earnings visibility.

In terms of strategy, we have reduced the exposure to energy and remain cautious on cyclical stocks including commodities and materials as we expect that global economic growth (including China’s) will remain sluggish. We will also selectively reduce the Fund’s weighting in the technology sector following mixed signals from the global semiconductor industry. However, we will continue to look for and pursue growth opportunities in the Chinese technology space. We would also consider select financial stocks that stand to benefit from the long term trend of financial liberalization in China.

In Brief

Fund Data

Description	Seeks to achieve longterm capital appreciation through investments in China companies.
Listing Date (NYSE)	July 10, 1992
Total Fund Assets (millions)	$379.7
Median Market Cap (in billions)	$6.1
Distribution Frequency	Annual
Management Firm	Allianz Global Investors U.S. LLC
Portfolio Management	Christina Chung, CFA Lead Portfolio Manager

Performance (US$ Returns)
(as of 10/31/14)
	Fund	Benchmark¹
One Month	3.11%	4.36%
Three Months	-2.02%	-1.74%
One Year	8.93%	8.70%
Three Years % pa	8.69%	9.97%

Net Asset Value / Market Price
Net Asset Value (NAV) / Market Price at Inception	$13.15 / $14.26
NAV / Market Price (as of 10/31/14)	$24.21 / $21.44

High / Low Ranges (52-Week)
High / Low NAV	$26.60 / $21.65
High / Low Market Price	$23.61 / $19.20
Premium/Discount to NAV (as of 10/31/14)	-11.44%

Fund Data (Common Shares)
Shares Outstanding	15,682,028
Average Daily Volume	44,130
Expense Ratio	1.30%

Fund Managers
Christina Chung, CFA
Lead Portfolio
Manager

1. MSCI Golden Dragon Index.

The China Fund, Inc.

Investment Objective

The investment objective of the Fund is to achieve long-term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, ‘China companies’ are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China means the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to this policy.

Average Annual Returns

	1 Month	3 Month	YTD	1 Year	3 Year	5 Year	10 Year	Inception
NAV	3.11%	-2.02%	5.08%	8.93%	8.69%	8.16%	14.73%	10.90%
Market Price	2.98%	-2.90%	3.03%	9.71%	8.40%	7.18%	12.17%	9.90%
MSCI Golden Dragon Index²	4.36%	-1.74%	7.78%	8.70%	9.97%	6.73%	10.20%	—

Calendar Year Returns

	2006	2007	2008	2009	2010	2011	2012	2013
NAV	57.10%	86.20%	-46.95%	72.83%	27.26%	-24.37%	12.12%	18.31%
Market Price	65.68%	50.24%	-40.65%	72.19%	23.60%	-27.51%	20.52%	12.70%
MSCI Golden Dragon Index²	39.50%	37.97%	-49.37%	67.12%	13.60%	-18.35%	22.65%	7.25%

Past performance is not a guide to future returns.

Returns are annualized, except for periods or less than one year.

Source: State Street Bank and Trust Company. Source for index data: MSCI as at October 31, 2014. Investment returns are historical and do not guarantee future results. Investment returns reflect changes in net asset value and market price per share during each period and assumes that dividends and capital gains distributions, if any, were reinvested. The net asset value (NAV) percentages are not an indication of the performance of a shareholder’s investment in the Fund, which is based on market price. NAV performance includes the deduction of management fees and other expenses. Market price performance does not include the deduction of brokerage commissions and other expenses of trading shares and would be lower had such commissions and expenses been deducted. It is not possible to invest directly in an index.

Premium/Discount

Sector Allocation

	Fund	Benchmark¹
Information Technology	29.58%	23.03%
Financials	21.83%	37.23%
Consumer Discretionary	11.37%	7.20%
Industrials	10.66%	6.10%
Energy	4.90%	6.12%
Consumer Staples	4.38%	3.08%
Telecom Services	3.68%	7.27%
Materials	1.24%	4.06%
Health Care	1.17%	1.06%
Utilities	0.00%	4.79%
Other assets & liabilities	11.22%	0.00%

Source: IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

Country Allocation

	Fund	Benchmark¹
China	65.00%	71.15%
Hong Kong Red Chips	12.80%	13.08%
Hong Kong 'H' shares	19.30%	24.20%
Equity linked securities ('A' shares)	8.20%	0.00%
China 'A' & 'B' shares	0.00%	0.21%
Other Hong Kong securities	24.70%	33.66%
Taiwan	23.90%	28.85%
Other assets & liabilities	11.10%	0.00%

Top 10 Holdings

CHINA MINSHENG BANK (China)	4.92%
CHINA MOBILE LTD (China)	3.69%
BEIJING ENTERPRISES HLDG (China)	3.39%
HONG KONG EXCHANGES AND CLEARING LTD (H.K.)	3.37%
HERMES MICROVISION INC (Taiwan)	3.33%
SUN HUNG KAI PROPERTIES LTD (H.K.)	3.10%
TSMC (Taiwan)	2.99%
LI & FUNG LTD (H.K.)	2.98%
PETROCHINA CO LTD (China)	2.91%
DELTA ELECTRONICS INC (Taiwan)	2.71%

Portfolio Characteristics

	Fund	Benchmark¹
P/E Ratio	12.55	11.33
P/B Ratio	1.77	1.60
Issues in Portfolio	46	281
Foreign Holdings (%)	88.78	100.00
Cash (%)	11.22	0.00
Yield (%)	2.62	2.95

1. MSCI Golden Dragon Index.
2. Returns reflect an adjustment in the returns for July, August and September.

The China Fund, Inc.

Distribution History (10 Year)

Declaration Date	Ex-dividend Date	Record Date	Payable Date	Distribution/ Share	Income	Long-term Capital Gain	Short-term Capital Gain
12/13/04	12/20/04	12/22/04	1/7/05	$3.57010	$0.19630	$3.26640	$0.10740
12/9/05	12/19/05	12/21/05	12/29/05	$2.51190	$0.21720	$2.29470	—
12/8/06	12/19/06	12/21/06	12/29/06	$4.01170	$0.29960	$2.73090	$0.98120
12/7/07	12/19/07	12/21/07	1/25/08	$12.12000	$0.28000	$9.00000	$2.84000
12/8/08	12/22/08	12/24/08	1/23/09	$5.81740	$0.48130	$5.33610	—
12/9/09	12/22/09	12/24/09	12/29/09	$0.25570	$0.25570	—	—
12/8/10	12/21/10	12/24/10	12/29/10	$2.27420	$0.37460	$1.89960	—
12/8/11	12/21/11	12/23/11	12/29/11	$2.99640	$0.17420	$2.82220	—
12/10/12	12/20/12	12/24/12	12/28/12	$3.25170	$0.34730	$2.90440	—
12/13/13	12/19/13	12/23/13	12/27/13	$3.31400	$0.43870	$2.87530	—

Distribution/Share includes Income, Long-term Capital gains and Short-term Capital gains.

The China Fund NAV Performance of $10,000 since inception (with dividends reinvested at NAV price)

Past performance is not a guide to future returns.

Index Description

MSCI Golden Dragon Index

The MSCI Golden Dragon Index captures the equity market performance of large and mid cap China securities (H shares, B shares, Red-Chips and P-Chips) and non-domestic China securities listed in Hong Kong and Taiwan.

It is not possible to invest directly in an index.

The China Fund, Inc.

Portfolio in Full

Sector	Company (exchange ticker)	Market Price	Holding	Value US$	% of net assets
Information Technology					29.57
HERMES MICROVISION INC	3658	1,430.00	269,000	12,646,754	3.33
TSMC	2330	130.50	2,647,000	11,356,780	2.99
DELTA ELECTRONICS INC	2308	182.00	1,723,000	10,309,733	2.71
TENCENT HOLDINGS LTD	700	123.60	625,500	9,969,027	2.62
DIGITAL CHINA HOLDINGS LTD	861	7.22	8,865,000	8,253,211	2.17
SMIC	981	0.80	79,523,000	8,203,322	2.16
ASM PACIFIC TECHNOLOGY LTD	522	85.45	717,000	7,900,202	2.08
TONG HSING ELECTRONIC	6271	115.50	2,067,000	7,848,980	2.07
LARGAN PRECISION CO LTD	3008	2,135.00	96,000	6,738,448	1.77
COMBA TELECOM SYSTEMS	2342	3.56	12,264,999	5,630,209	1.48
ADVANTECH CO LTD	2395	211.00	694,841	4,820,129	1.27
PRIMAX ELECTRONICS LTD	4915	37.00	3,174,000	3,860,997	1.02
CITIGROUP GLOBAL MARKETS HLDG (exch. for HANGZHOU HIKVISION DIGI)	N/A	3.27	1,071,208	3,497,494	0.92
EPISTAR CORP	2448	54.90	1,812,000	3,270,554	0.86
MEDIATEK INC	2454	433.00	227,000	3,231,503	0.85
GOLDPAC GROUP LTD	3315	7.56	2,696,000	2,628,141	0.69
HERMES MICROVISION INC	97457816	46.96	46,900	2,202,424	0.58
Financials					21.84
CHINA MINSHENG BANK	1988	7.78	18,621,100	18,680,648	4.92
HONG KONG EXCHANGES AND CLEARING LTD	388	172.20	576,300	12,796,428	3.37
SUN HUNG KAI PROPERTIES LTD	16	115.90	788,000	11,776,511	3.10
ICBC LTD	1398	5.12	14,319,000	9,453,435	2.49
CATHAY FINANCIAL HLDG	2882	50.00	5,688,000	9,350,188	2.46
PING AN INSURANCE	2318	63.35	1,015,500	8,295,328	2.18
CHAILEASE HOLDING CO LTD	5871	75.00	2,328,200	5,740,799	1.51
CLSA FINANCIAL PRODUCTS LTD (exch. for PING AN INSURANCE(GROUP)	N/A	7.00	541,933	3,791,526	1.00
SHUI ON LAND LTD	272	1.78	13,467,000	3,090,992	0.81
Consumer Discretionary					11.36
LI & FUNG LTD	494	9.46	9,282,000	11,322,431	2.98
QINGLING MOTORS CO LTD	1122	2.47	28,960,000	9,223,643	2.43
MERIDA INDUSTRY CO LTD	9914	210.00	1,323,000	9,134,187	2.40
CLSA FINANCIAL PRODUCTS LTD (exch. for CHINA INTL TRAVEL SERVI)	N/A	6.14	626,632	3,844,763	1.01
DONGFENG MOTOR GROUP CO LTD	489	11.98	2,108,000	3,256,375	0.86
ZHONGSHENG GROUP HOLDINGS LTD	881	7.96	3,163,500	3,247,042	0.85
CITIGROUP GLOBAL MARKETS WTS (exch. for GREE ELECTRICAL APP INC)	N/A	4.62	676,267	3,125,030	0.82
Industrials					10.67
BEIJING ENTERPRISES HLDG	392	63.25	1,578,000	12,869,881	3.39
CSR CORP LTD	1766	7.89	9,765,000	9,934,734	2.61
HUTCHISON WHAMPOA LTD	13	98.50	736,000	9,348,050	2.46
CHINA EVERBRIGHT INTL	257	10.78	6,048,000	8,406,932	2.21
Energy					4.90
PETROCHINA CO LTD	857	9.72	8,832,000	11,069,610	2.91
CNOOC LTD	883	12.16	2,639,000	4,137,900	1.09
CHINA SUNTIEN GREEN ENERGY	956	2.06	12,785,000	3,396,057	0.89
Consumer Staples					4.36
CLSA FINANCIAL PRODUCTS LTD WT (exch. for KWEICHOW MOUTAI)	N/A	25.49	262,090	6,681,356	1.76
NATURAL BEAUTY BIO-TECH	157	0.64	50,320,000	4,152,672	1.09
CITIGROUP GLOBAL MARKETS HOLD (exch. for SHANGHAI JAHWA UNITED)	N/A	5.88	513,350	3,019,525	0.79
CLSA FINANCIAL PRODUCTS WTS (exch. for SHANGHAI JAHWA UNITED)	N/A	5.89	460,100	2,707,689	0.71
Telecom Services					3.69
CHINA MOBILE LTD	941	96.70	1,123,000	14,002,747	3.69

The China Fund, Inc.

Portfolio in Full

Sector	Company (exchange ticker)	Market Price	Holding	Value US$	% of net assets
Materials					1.24
TIANGONG INTERNATIONAL CO LTD	826	1.98	18,480,000	4,718,176	1.24
Health Care					1.16
CITI ACCESS (exch. for JIANGSU HENGRUI MEDICAL)	N/A	6.34	696,350	4,414,163	1.16

Source: State Street Bank and Trust Company, IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

Important Information:

Holdings are subject to change daily. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified funds that concentrate investments in a particular geographic region.

The information contained herein has been obtained from sources believed to be reliable but Allianz Global Investors U.S. LLC and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without notice. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the fund's annual and semiannual reports, proxy statement and other fund information, which may be obtained by contacting your financial advisor or visiting the fund's website at www.chinafundinc.com. This information is unaudited and is intended for informational purposes only. It is presented only to provide information on the Fund's holdings, performance and strategies. The Fund is a closed-end exchange traded management investment company. This material is presented only to provide information and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering by a closed-end fund, its shares can be purchased and sold on the open market through a stock exchange, where shares may trade at a premium or a discount. The market price of holdings is subject to change daily.

P/E is a ratio of security price to earnings per share. Typically, an undervalued security is characterized by a low P/E ratio, while an overvalued security is characterized by a high P/E ratio. P/B is a ratio of the current stock price to the book value. This is used to identify undervalued stocks. Dividend yield is the annual percentage of return earned by an investor on a common or preferred stock. The average dividend yield is the dividend rate divided by current share price. ©2014 Allianz Global Investors Distributors LLC.

Investment Products: Not FDIC Insured | May Lose Value | Not Bank Guaranteed	AGI-2014-11-19-11034 | FS-CHN-1014